EXHIBIT 99.1

Takeda and Sucampo Enter Into Global Licensing Agreement for AMITIZA(R) (lubiprostone)

Takeda Gains Exclusive Rights to AMITIZA Beyond U.S. and Canada for All Markets Except Japan and China

BETHESDA, Md., October 21, 2014 and OSAKA, Japan, October 22, 2014 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, and Takeda Pharmaceutical Company Limited (Takeda) today announced that on October 17, 2014, they entered into a global license, development, commercialization and supply agreement for AMITIZA® (lubiprostone). Through this agreement, Takeda expanded its exclusive rights beyond the United States (U.S.) and Canada to further develop and commercialize AMITIZA in all global markets, except Japan and the People's Republic of China.

"Takeda is committed to being a patient and customer-centric organization, making quality health products available to the patients who need them. Through this agreement, AMITIZA can now be made available to patients worldwide," said Shinji Honda, Senior Managing Director and Corporate Strategy Officer. "Takeda forms partnerships to advance science and to provide innovative treatment options for patients, and this global agreement is an excellent example. This global collaboration leverages the expertise we have established through our gastroenterology portfolio of products."

"The expansion of our collaboration with Takeda represents a critical step forward with our strategic plan and is the natural evolution of our partnership with them for North America," said Peter Greenleaf, Chief Executive Officer of Sucampo. "This agreement allows Sucampo to remain focused on our strengths in drug development while allowing us to make AMITIZA available to more patients in need around the world. We are confident that with the combination of their extensive experience with AMITIZA and proven global infrastructure, that Takeda will build the brand in new global markets as they have done in the U.S., where AMITIZA continues to grow steadily."

Under the terms of the agreement, Sucampo will receive an upfront payment of $14 million from Takeda and will also be eligible for up to $35 million in additional commercial milestones contingent on the achievement of certain net sales revenue targets. Additionally, Sucampo will be the exclusive supplier of AMITIZA to Takeda at an agreed-upon supply price.

Takeda will be responsible for all development activities and costs, with Sucampo assuming responsibility for the first $6 million in development expenses. In addition, Takeda will become the marketing authorization holder and will be responsible for all commercialization and regulatory activities.

About AMITIZA (lubiprostone)

AMITIZA (lubiprostone) is a prostone and is a locally acting chloride channel activator, indicated in the United States for the treatment of chronic idiopathic constipation (CIC) in adults and opioid-induced constipation (OIC) in adults with chronic, non-cancer pain (24 mcg twice daily). The effectiveness in patients with OIC taking diphenylheptane opioids (e.g., methadone) has not been established. AMITIZA is also indicated in the U.S. for irritable bowel syndrome with constipation (IBS-C) (8 mcg twice daily) in women 18 years of age and older.

Important Safety Information

  AMITIZA (lubiprostone) is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction. Patients with symptoms suggestive of mechanical gastrointestinal obstruction should be thoroughly evaluated by the treating healthcare provider (HCP) to confirm the absence of such an obstruction prior to initiating AMITIZA treatment.

  Patients taking AMITIZA may experience nausea. If this occurs, concomitant administration of food with AMITIZA may reduce symptoms of nausea. Patients who experience severe nausea should inform their HCP.

  AMITIZA should not be prescribed to patients that have severe diarrhea. Patients should be aware of the possible occurrence of diarrhea during treatment. Patients should be instructed to discontinue AMITIZA and inform their HCP if severe diarrhea occurs.

  Patients taking AMITIZA may experience dyspnea within an hour of first dose. This symptom generally resolves within three hours, but may recur with repeat dosing. Patients who experience dyspnea should inform their HCP. Some patients have discontinued therapy because of dyspnea.

  In clinical trials of AMITIZA (24 mcg twice daily vs placebo; N=1113 vs N=316, respectively) in patients with CIC, the most common adverse reactions (incidence > 4%) were nausea (29% vs 3%), diarrhea (12% vs 1%), headache (11% vs 5%), abdominal pain (8% vs 3%), abdominal distension (6% vs 2%), and flatulence (6% vs 2%).

  In clinical trials of AMITIZA (24 mcg twice daily vs placebo; N=860 vs N=632, respectively) in patients with OIC, the most common adverse reactions (incidence >4%) were nausea (11% vs 5%) and diarrhea (8% vs 2%).

  In clinical trials of AMITIZA (8 mcg twice daily vs placebo; N=1011 vs N=435, respectively) in patients with IBS-C the most common adverse reactions (incidence > 4%) were nausea (8% vs 4%), diarrhea (7% vs 4%), and abdominal pain (5% vs 5%).

  Concomitant use of diphenylheptane opioids (e.g., methadone) may interfere with the efficacy of AMITIZA.

  The safety of AMITIZA in pregnancy has not been evaluated in humans. Based on animal data, AMITIZA may cause fetal harm. AMITIZA should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. Caution should be exercised when AMITIZA is administered to a nursing woman. Advise nursing women to monitor infants for diarrhea.

  Reduce the dosage in CIC and OIC patients with moderate and severe hepatic impairment. Reduce the dosage in IBS-C patients with severe hepatic impairment.

Please see the Full Prescribing Information here. For further information on AMITIZA, please visit www.sucampo.com/products.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has two marketed products – AMITIZA® and RESCULA® – and a pipeline of product candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a pending trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG. RESCULA is a registered trademark of R-Tech Ueno, Ltd, and has been licensed to Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to develop and commercialize existing and pipeline products; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 12, 2014 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K, which Sucampo incorporates by reference.

About Takeda Pharmaceutical Company Limited

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to strive towards better health for people worldwide through leading innovation in medicine. Additional information about Takeda is available through its corporate website, www.takeda.com.

Takeda Forward-Looking Statement

This press release contains forward-looking statements. Forward-looking statements include statements regarding Takeda's plans, outlook, strategies, results for the future, and other statements that are not descriptions of historical facts. Forward-looking statements may be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "estimate," "should," "anticipate," "plan," "assume," "continue," "seek," "pro forma," "potential," "target," "forecast," "guidance," "outlook" or "intend" or other similar words or expressions of the negative thereof. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Some of these risks and uncertainties include, but are not limited to, (1) the economic circumstances surrounding Takeda's business, including general economic conditions in Japan, the U.S. and worldwide; (2) competitive pressures and developments; (3) applicable laws and regulations; (4) the success or failure of product development programs; (5) actions of regulatory authorities and the timing thereof; (6) changes in exchange rates; (7) claims or concerns regarding the safety or efficacy of marketed products or product candidates in development; and (8) integration activities with acquired companies.

The forward-looking statements contained in this press release speak only as of the date of this press release, and Takeda undertakes no obligation to revise or update any forward-looking statements to reflect new information, future events or circumstances after the date of the forward-looking statement. If Takeda does update or correct one or more of these statements, investors and others should not conclude that Takeda will make additional updates or corrections.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations
         and Corporate Communications
         1-240-223-3718
         staylor@sucampo.com

         Takeda Pharmaceutical Company Limited
         Corporate Communications Dept.
         Tel: +81-3-3278-2037

         Takeda Pharmaceuticals International, Inc.
         Jocelyn Gerst
         Corporate Communications Dept.
         Tel: +1-224-554-5542